MARK IV INDUSTRIES, INC.

                    Prospectus Supplement dated July 15, 1999
                    to the Prospectus dated February 13, 1998


The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                               Aggregate Principal    Number of Shares of Common
                              Amount of Notes Owned     Common Stock Issuable
                               Owned and That May     Upon Conversion of Notes
Name of Selling Holder             be Sold                That May be Sold
----------------------------  ----------------------  -------------------------
Mega Life & Health Insurance     $375,000                  11,428